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                                                                    EXHIBIT 23.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of NSTAR on Form S-3 to register $500 million of debt securities of our report dated January 28, 1999 relating to the financial statements, which appears in BEC Energy's Annual Report on Form 10-K, as amended by Form 10-K/A filed May 13, 1999, for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


                                                /s/ PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
January 13, 2000